                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): APRIL 13, 1999

                             StarMedia Network, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

             1-15015                                     06-1461770
--------------------------------------     -------------------------------------
    (Commission File Number)                (I.R.S. Employer Identification No.)

   29 WEST 36TH STREET, NEW YORK, NY                      10018
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)             (Zip Code)

                                 (212) 548-9600
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                      N.A.
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 13, 1999, StarMedia Network, Inc., a Delaware corporation, ("StarMedia" or the "Company") acquired all of the outstanding stock of KD Sistemas De Informacao Ltda. ("KD" or "KD Sistemas"), a company organized under the laws of Brazil. As a result of the acquisition, KD became a wholly-owned subsidiary of StarMedia. The acquisition was completed pursuant to the terms of a Purchase Agreement, dated as of March 14, 1999, by and among StarMedia, KD and the Stockholders of KD. KD operates a free Web-based portal that provides topical directories of Portuguese-language Web sites. Prior to the acquisition, all of the outstanding stock of KD was owned by Gustavo Viberti, Fabio G. de Oliveira, Guillermo Jose Viberti,
         Rothco Empreendimentos, Participacoes e Assessoria Ltda., Carlos Augusto Montenegro, Luis Paulo Montenegro and Jose Caetano Lacerda, none of whom were affiliated or associated with the Company or its affiliates prior to the acquisiton. The purchase price consisted of a cash payment of $5,000,000 at closing, $320,000 payable by March
         1, 2000, $570,000 due in March 2000 and additional cash payments of up to $6,400,000, in the aggregate, due in March 2000, 2001 and 2002 upon the achievement of certain performance targets (the "Earn-Out"). Approximately $3,000,000 of the Earn-Out is contingent upon the continued employment of certain key individuals.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA CONSOLIDATED FINANCIAL INFORMATION AND EXHIBITS

         StarMedia hereby files this Form 8-K to file the financial statements and related pro forma consolidated financial statements required pursuant to
Item 7 of Form 8-K with respect to the KD acquisition.

                  (a) Financial Statements of Business Acquired

                  (b) Pro Forma Consolidated Financial Information

The Pro Forma Consolidated Financial Statements are based on the historical financial statements of the Company, adjusted to give effect to the following transactions:

          a) the sale of 3,727,272 shares of common stock at $11 per share to six strategic investors between April 30, 1999 and May 5, 1999, net of costs;
          b) the issuance of 8,050,000 shares of common stock in connection with the Company's initial public offering at $15 per share, less related costs, on June 1, 1999 and the conversion of 31,966,667 shares of redeemable convertible preferred stock in connection therewith;
                    and
          c)        the acquisition of KD on April 13, 1999.

The Pro Forma Consolidated Statements of Operations for the three months ended March 31, 1999 and for the year ended December 31, 1998 assume that the KD acquisition occurred as of the first day of January 1, 1998. The
Pro Forma Consolidated Balance Sheet at March 31, 1999 assumes that the three transactions noted above occurred on March 31, 1999.

The Pro Forma Consolidated Financial Statements should be read in conjunction with the audited consolidated financial statements of the Company and the related notes thereto which are included in the Company's Registration Statement, as amended, dated May 25, 1999, and the Company's Form 8-K filed on June 10, 1999 (each as filed with the Securities and Exchange Commission) and the audited financial statements of KD that are filed herewith.

The Pro Forma Consoldiated Financial Information does not purport to present what the Company's results of operations would actually have been if the strategic investors, initial public offering, and KD acquisition had occurred on the assumed dates, as specified above, or to project the Company's financial condition or results of operations for any future period.

                  (c) Exhibits

Exhibit Number             Description

         2.1 Quota Purchase Agreement, dated as of March 14, 1999, by and among StarMedia, KD and the quotaholders of KD (incorporated be reference to Exhibit 10.10 to Amendment No. 2 to the Form S-1 of StarMedia filed with the Securities and Exchange Commission on May 11, 1999, File No. 333-74659).

        23.1               Consent of Arthur Andersen LLP.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                            Financial Statements Together with
                            Report of Independent Public Accountants

                            KD Sistemas de Informacao Ltda.

                            December 31, 1998


                              ARTHUR ANDERSEN S/C

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of

       KD Sistemas de Informacao Ltda.:

(1) We have audited the accompanying balance sheets of KD SISTEMAS DE INFORMACAO LTDA. (a Brazilian corporation), translated into U.S. dollars, as of December 31, 1998, and the related translated statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

(2) We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

(3) In our opinion, the financial statements referred to in paragraph (1) present fairly, in all material respects, for the purpose described in the preceding paragraph, the financial position of KD Sistemas de Informacao Ltda., as of December 31, 1998, and the results of its operations, the changes in its stockholders' equity and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States.

/s/ Arthur Andersen S/C

Rio de Janeiro, Brazil,

    June 10, 1999.

                         KD SISTEMAS DE INFORMACAO LTDA.

                      BALANCE SHEET AS OF DECEMBER 31, 1998

                       (Amounts expressed in U.S. dollars)

                                   A S S E T S

CURRENT ASSETS:
      Cash and banks                                             8.957
      Short-term investments                                   258.593
      Accounts receivable                                      191.783
      Other current assets                                       3.723
                                                               -------
          Total current assets                                 463.056
                                                               -------
PROPERTY, PLANT AND EQUIPMENT, net                              96.127
                                                               -------
          Total assets                                         559.183
                                                               -------
                                                               -------


                     The accompanying notes are an integral
                           part of this balance sheet.

                     KD SISTEMAS DE INFORMACAO LTDA.

                  BALANCE SHEET AS OF DECEMBER 31, 1998

                   (Amounts expressed in U.S. dollars)

                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                    27.848
     Accrued payroll and income taxes                                    46.391
     Accrued salaries                                                     6.246
                                                                        -------
          Total current liabilities                                      80.485
                                                                        -------
STOCKHOLDERS' EQUITY:
     Capital stock                                                      107.127
     Other comprehensive income-
          Cumulative translation adjustments                           (35.962)
     Restricted retained earnings                                           668
     Unrestricted retained earnings                                     406.865
                                                                        -------
         Total stockholders' equity                                     478.698
                                                                        -------

         Total liabilities and stockholders' equity                     559.183
                                                                        -------
                                                                        -------

                 The accompanying notes are an integral
                       part of this balance sheet.

                         KD SISTEMAS DE INFORMACAO LTDA.


                               STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                       (AMOUNTS EXPRESSED IN U.S. DOLLARS)

OPERATIONS REVENUES, NET OF DISCOUNTS:
     Sales                                                            1,151,948
     Value-added tax                                                    (69,076)
                                                                     ----------
          Net operating revenues                                      1,082,872
                                                                     ----------

OPERATING COSTS AND EXPENSES:
     Costs of services rendered                                        (272,746)
     Selling, general and administrative expenses                      (404,320)
                                                                     ----------
                                                                       (677,066)
                                                                     ----------

INCOME FROM OPERATIONS                                                  405,806

NONOPERATING INCOME:
      Financial income, net                                              17,165
                                                                     ----------

INCOME BEFORE TAXES                                                     422,971

INCOME TAX AND SOCIAL CONTRIBUTION                                      (82,517)
                                                                     ----------

NET INCOME FOR THE YEAR                                                 340,454
                                                                     ==========


         The accompanying notes are an integral part of this statement.

                         KD SISTEMAS DE INFORMACAO LTDA.


                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                       (AMOUNTS EXPRESSED IN U.S. DOLLARS)




CAPITAL STOCK:
    Initial balance as of January 1                                      60,347
    Change in the year                                                   46,780
                                                                       --------
        Balance December 31                                             107,127
                                                                       --------
PAID FOR NOT YET SUBSCRIBED:
     Initial balance as of January 1                                     46,780
     Change in the year                                                 (46,780)
                                                                       --------
        Balance December 31                                                   -
                                                                       --------
OTHER COMPREHENSIVE INCOME:
      Cumulative translation adjustments-
           Initial balance as of January 1                              (10,459)
           Change in the year                                           (25,503)
                                                                       --------
          Balance December 31                                           (35,962)
                                                                       --------
RESTRICTED RETAINED EARNINGS:
     Legal reserve                                                          668
                                                                       --------
UNRESTRICTED RETAINED EARNINGS:
      Balance January 1                                                  66,411
      Net income for the year                                           340,454
                                                                       --------
         Balance December 31                                            406,865
                                                                       --------
         Total stockholders' equity                                     478,698
                                                                       ========


        The accompanying notes are an integral part of these statements.

                         KD SISTEMAS DE INFORMACAO LTDA.


                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                       (AMOUNTS EXPRESSED IN U.S. DOLLARS)

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                        340,454
      Adjustments to reconcile net income to net
         cash provided by operating activities-
               Depreciation                                               5,450
               Cumulative translation adjustments                       (25,503)
                                                                       --------
                                                                        320,401
                                                                       --------
      Decrease (increase) in assets-
          Accounts receivable                                          (164,632)
          Other                                                          (3,723)
                                                                       --------
                                                                       (168,355)
                                                                       --------
      Increase (decrease) in liabilities-
          Accounts payable                                               26,358
          Accrued payroll and income taxes                               39,220
          Accrued salaries                                                6,246
                                                                       --------
                                                                         71,824
                                                                       --------
           Net cash provided by operating activities                    223,870
                                                                       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Additions to property, plant and equipment                        (68,136)
                                                                       --------
           Net cash used in financing activities                        (68,136)
                                                                       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Changes in short-term investment                                  (157,477)
                                                                       --------
           Net cash used in financing activities                       (157,477)
                                                                       --------
DECREASE IN CASH AND EQUIVALENTS                                         (1,743)

CASH AND EQUIVALENTS, BEGINNING OF YEAR                                  10,700
                                                                       --------
CASH AND EQUIVALENTS, END OF YEAR                                         8,957
                                                                       ========


         The accompanying notes are an integral part of this statement.

                         KD SISTEMAS DE INFORMACAO LTDA.


                        NOTES TO THE FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 1998

                       (Amounts expressed in U.S. dollars)


1. BACKGROUND


KD Sistemas de Informacao Ltda. was incorporated on January 2, 1996 under the laws of the Federative Republic of Brazil. Initially denominated Skynet Sistemas Ltda., the Company developed and maintains www.cade.com.br, a branded Internet on-line network ("the network") located in the World Wide Web ("the Web"). The network develops, trains and provides systems and a search engine for Internet network purposes. The Company also provides graphic arts, editing of virtual programs, publicity, consulting, and other community Internet features targeted to the Brazilian market.


2. BASIS OF PRESENTATION


The Company is required to maintain its books and records in local currency (Brazilian reais) and in the Portuguese language, based on generally accepted accounting principles in Brazil. All of the Company's sales and other transactions are denominated in local currency.

The Company's official financial statements as of December 31, 1998 were originally prepared in local currency and in the Portuguese language. The accompanying financial statements herein presented have been translated into U.S. dollars and adjusted to be in conformity with generally accepted accounting principles in the United States (U.S. GAAP), in accordance with the criteria set forth in Statement of Financial Accounting Standards 52 (SFAS 52).

As from July 1, 1997, the Brazilian economy had ceased to be highly inflationary so the functional currency (U.S. dollars) was changed to the local currency (Brazilian reais).

The accompanying financial statements stated in U.S. dollars have been translated at the official exchange rate prevailing at December 31, 1998 of R$1.2087 to US$1.00. The criteria for translating the revenue and expense accounts is the average rate of January 31, 1998 and December 31, 1998 or R$1.1626. The gain or loss resulting from this translation process is included in the Cumulative Translation Adjustments component of stockholders' equity.

3. SIGNIFICANT ACCOUNTING POLICIES


The significant accounting policies followed in the preparation and presentation of the financial statements are summarized as follows:

       a.  Cash and banks are stated at cost.

       b. Short-term investments are stated at cost plus income accrued to the balance sheet date.

       c. Assets and liabilities to be realized or paid within 12 months following the balance sheet dates are classified as current assets and current liabilities, respectively.

       d. Property, plant and equipment are stated at cost of purchase or construction less accumulated depreciation. Depreciation is calculated using the straight-line method. The annual rates used take into consideration the estimated useful lives of the assets.

       e. Revenues, costs and expenses are recognized on the accrual basis. The Company's revenues are derived from the sale of advertisements. Advertising revenues are recognized ratably in the period in which the advertisement is displayed, provided that no significant Company obligations remain outstanding and collection of the resulting receivable is probable.

       f. Accrued salaries are fully accrued liabilities for future compensation to employees for vacations vested during the year.

       g. The Company pays the corporate income tax and social contribution on profits based on the Presumed Profit Computation. Such method consists, basically, of the calculation of the above taxes through the calculation of 32% and 12%, respectively, on the revenues of the Company. On this amount, called Presumed Profits, the income tax, at the rate of 25% plus surtax of 10%, and the social contribution, at the rate of 8%, apply.


4. SHORT-TERM INVESTMENTS


Short-term investments were comprised of financial investment funds - fixed income, denominated in Brazilian reais, at the following banks:

        Banco Brasileiro de Descontos - BRADESCO             207,890
        Lloyd's Bank                                          50,703
                                                             -------
                                                             258,593
                                                             -------
                                                             -------

5. ACCOUNTS RECEIVABLE


Accounts receivable were comprised of:


        LG Electronics de Sao Paulo Ltda.                    24,952
        Itanet Itamarati On Line Ltda.                       31,174
        Lloyd's Asset Management                             19,856
        Petroleo Brasileiro S.A.                             13,066
        Souza Cruz S.A.                                      13,238
        Others                                               99,499
                                                            -------
                                                            201,785
                                                            -------
        Allowance for doubtful accounts                     (10,002)
                                                            -------
                                                            191,783
                                                            -------
                                                            -------


6. PROPERTY, PLANT AND EQUIPMENT


Property, plant and equipment were comprised of:

                                         Annual
                                         rate of
                                      depreciation                      Accumulated        Net
                                           (%)             Cost        depreciation      Balance
                                      ------------         ----        ------------      -------
Computer equipment                         20              90,652        (8,545)        82,107
Furniture and fixtures                  10 to 20           12,643          (939)        11,704
Telephone lines                             -               2,316         -              2,316
                                                          -------         ------        ------
           Total                                          105,611        (9,484)        96,127
                                                          -------         ------        ------
                                                          -------         ------        ------

7. ACCOUNTS PAYABLE


Accounts payable were comprised of:

Netgravity                             15,293
MM Eventos                              8,042
Others                                  4,513
                                       ------
                                       27,848
                                       ------
                                       ------

8. ACCRUED PAYROLL AND INCOME TAXES


Accrued payroll and income taxes were comprised of:

                                                        Rate
                                                         (%)
                                                        -----
Government Severance Indemnity Fund for
     Employees - FGTS                                    8            1,453
National Institute of Social Security - INSS             27.8         8,129
                                                                     ------
          Total of accrued payroll taxes                              9,582
                                                                     ------

Tax on gross revenue                                      4.8        19,362
Social contribution                                      0.96         2,522
Service Tax - ISS                                         3           7,964
Tax for Social Security Financing - COFINS                3           5,254
Employees' Profit Participation Program - PIS            0.65         1,707
                                                                     ------
          Total of accrued income taxes                              36,809
                                                                     ------
                                                                     46,391
                                                                     ------
                                                                     ------


9. CAPITAL STOCK


Capital stock is fully paid-in and is comprised of 110,000 quotas, as follows:

                                                             Number of quotas
                                                             ----------------
      Gustavo Guillermo Viberti                                  23,760
      Fabio Goncalves de Oliveira                                23,760
      Guillermo Jose Viberti                                     21,780
      Carlos Augusto Saade Montenegro                             9,900
      Luiz Paulo Saade Montenegro                                 9,900
      Jose Caetano Paula de Lacerda                               9,900
      ROTHKO - Empreendimentos
            Participacoes e Assessoria Ltda.                     11,000
                                                                -------
                                                                110,000
                                                                -------
                                                                -------

10. SUBSEQUENT EVENT


       Exchange Policy


On January 13, 1999, the Brazilian Central Bank changed its exchange policy, discontinuing the so-called exchange band through which it controlled the real fluctuation margin in relation to the U.S. dollar; therefore, the exchange rate was freely negotiated at the market. As a consequence of such change, the real had devalued in relation to the U.S. dollar, from R$1.2087 per U.S. dollar at December 31, 1998 to R$1.7597 per U.S. dollar at June 10, 1999. At this moment, it is still not possible to determine if the U.S. dollar quotation will remain at this level and its impact on the Company's transactions and financial position.


       Change in the Controlling


On April 13, 1999 the stockholders' entered into an agreement with StarMedia Network Inc., an U.S. corporation, and sold all the outstanding equity interest.



                             * * * * * * * * * * * *

                            Financial Statements Together with
                            Report of Independent Public Accountants

                            KD Sistemas de Informacao Ltda.

                            March 31, 1999 and 1998


                               ARTHUR ANDERSEN S/C


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of

       KD Sistemas de Informacao Ltda.:


(1) We have reviewed the accompanying balance sheets of KD SISTEMAS DE INFORMACAO LTDA. (a Brazilian corporation), translated into U.S. dollars, as of March 31, 1999 and 1998, and the related translated statements of income, changes in stockholders' equity and cash flows for the three-month periods then ended. These financial statements are the responsibility of the Company's management.

(2) We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of person responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

(3) These translated financial statements have been prepared as the basis for application of the equity method by its stockholders and, accordingly, they translate the assets, liabilities, stockholders' equity and revenues and expenses of KD Sistemas de Informacao Ltda. for that purpose, as explained in
Note 2.

(4) Based on our review, we are not aware of any material modification that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles in the United States.

/s/ Arthur Andersen S/C

Rio de Janeiro, Brazil,

    June 10, 1999.

                         KD SISTEMAS DE INFORMACAO LTDA.

             UNAUDITED BALANCE SHEETS AS OF MARCH 31, 1999 AND 1998

                       (AMOUNTS EXPRESSED IN U.S. DOLLARS)


                                   A S S E T S

                                                                  1999           1998
                                                                --------       --------
CURRENT ASSETS:
      Cash and banks                                              31,804         68,099
      Short-term investments                                     216,091        112,437
      Accounts receivable                                         88,154         42,336
                                                                --------       --------
          Total current assets                                   336,049        222,872
                                                                --------       --------
PROPERTY, PLANT AND EQUIPMENT, net                                92,306         34,831
                                                                --------       --------
          Total assets                                           428,355        257,703
                                                                ========       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                    1999           1998

CURRENT LIABILITIES:
      Accounts payable                                            19,908          2,498
      Accrued payroll and income taxes                            14,563         14,065
      Accrued salaries                                            17,604          5,461
                                                                --------       --------
          Total current liabilities                               52,075         22,024
                                                                --------       --------
STOCKHOLDERS' EQUITY:
    Capital stock                                                107,127         60,347
    Paid for not yet subscribed                                        -         46,780
    Other comprehensive income-
        Cumulative translation adjustments                      (174,438)       (14,181)
    Restricted retained earnings                                     668            668
    Unrestricted retained earnings                               442,923        142,065
                                                                --------       --------
         Total stockholders' equity                              376,280        235,679
                                                                --------       --------
         Total liabilities and stockholders' equity              428,355        257,703
                                                                ========       ========

      The accompanying notes are an integral part of these balance sheets.

                         KD SISTEMAS DE INFORMACAO LTDA.


                         UNAUDITED STATEMENTS OF INCOME

            FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                       (Amounts expressed in U.S. dollars)


                                                                         1999              1998
                                                                        ------            ------
OPERATIONS REVENUES, NET OF DISCOUNTS:
     Sales                                                              247.959           185.618
     Value-added tax                                                   (23.511)          (11.963)
                                                                       --------           -------
          Net operating revenues                                        224.448           173.655
                                                                       --------           -------
OPERATING COSTS AND EXPENSES:
     Costs of services rendered                                        (59.077)          (18.188)
     Selling, general and administrative expenses                     (105.917)          (72.245)
                                                                       --------           -------
                                                                      (164.994)          (90.433)
                                                                    -----------       -----------
INCOME FROM OPERATIONS                                                   59.454            83.222

NONOPERATING INCOME (EXPENSES):
      Financial income (expense), net                                    11.455             (366)
                                                                       --------           -------
INCOME BEFORE TAXES                                                      70.909            82.856

INCOME TAX AND SOCIAL CONTRIBUTION                                     (34.851)           (7.202)
                                                                       --------           -------
NET INCOME FOR THE PERIOD                                                36.058            75.654
                                                                       --------           -------
                                                                       --------           -------

                     The accompanying notes are an integral
                           part of these statements.

                         KD SISTEMAS DE INFORMACAO LTDA.

             UNAUDITED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

            FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                       (AMOUNTS EXPRESSED IN U.S. DOLLARS)


                                                         1999            1998
                                                       --------        --------
CAPITAL STOCK                                           107,127          60,347
                                                       --------        --------
PAID FOR NOT YET SUBSCRIBED                                   -          46,780
                                                       --------        --------
OTHER COMPREHENSIVE INCOME:
      Cumulative translation adjustments-
            Initial balance as of January 1             (35,962)        (10,459)
            Change in the period                       (138,476)         (3,722)
                                                       --------        --------
            Balance March 31                           (174,438)        (14,181)
                                                       --------        --------
RESTRICTED RETAINED EARNINGS:
     Legal reserve                                          668             668
                                                       --------        --------
UNRESTRICTED RETAINED EARNINGS:
      Balance January 1                                 406,865          66,411
      Net income for the period                          36,058          75,654
                                                       --------        --------
          Balance March 31                              442,923         142,065
                                                       --------        --------
          Total stockholders' equity                    376,280         235,679
                                                       ========        ========

        The accompanying notes are an integral part of these statements.

                         KD SISTEMAS DE INFORMACAO LTDA.


                       UNAUDITED STATEMENTS OF CASH FLOWS

            FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                       (AMOUNTS EXPRESSED IN U.S. DOLLARS)

                                                                  1999          1998
                                                                --------       -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                      36,058        75,654
  Adjustments to reconcile net income to net cash provided
      by operating activities-
         Depreciation                                              1,263         2,450
         Cummulative translation adjustments                    (138,476)       (3,722)
                                                                --------       -------
                                                                (101,155)       74,382
                                                                --------       -------
  Decrease (increase) in assets-
      Accounts receivable                                        103,629       (15,185)
      Other                                                        3,723             -
                                                                --------       -------
                                                                 107,352       (15,185)
                                                                --------       -------

  Increase (decrease) in liabilities-
      Accounts payable                                            (7,940)        1,008
      Accrued payroll and income taxes                           (31,828)        6,894
      Accrued salaries                                            11,358         5,461
                                                                --------       -------
                                                                 (28,410)       13,363
                                                                --------       -------
       Net cash provided by operating activities                 (22,213)       72,560
                                                                --------       -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment                       2,558        (3,840)
                                                                --------       -------
       Net cash provided by (used in) investing activities         2,558        (3,840)
                                                                --------       -------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Changes in short-term investment                             42,502       (11,321)
                                                                --------       -------
       Net cash provided by (used in) financing activities        42,502       (11,321)
                                                                --------       -------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS                       22,847        57,399

CASH AND EQUIVALENTS, BEGINNING OF QUARTER                         8,957        10,700
                                                                --------       -------
CASH AND EQUIVALENTS, END OF QUARTER                              31,804        68,099
                                                                ========       =======


        The accompanying notes are an integral part of these statements.

                         KD SISTEMAS DE INFORMACAO LTDA.


                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

                          AS OF MARCH 31, 1999 AND 1998

                       (Amounts expressed in U.S. dollars)


1. BACKGROUND


KD Sistemas de Informacao Ltda. was incorporated on January 2, 1996 under the laws of the Federative Republic of Brazil. Initially denominated Skynet Sistemas Ltda., the Company developed and maintains www.cade.com.br, a branded Internet on-line network ("the network") located in the World Wide Web ("the Web"). The network develops, trains and provides systems and a search engine for Internet network purposes. The Company also provides graphic arts, editing of virtual programs, publicity, consulting, and other community Internet features targeted to the Brazilian market.


2. BASIS OF PRESENTATION


The Company is required to maintain its books and records in local currency (Brazilian reais) and in the Portuguese language, based on generally accepted accounting principles in Brazil.

The Company's official financial statements as of March 31, 1999 and 1998 were originally prepared in local currency and in the Portuguese language. The accompanying financial statements herein presented have been translated into U.S. dollars and adjusted to be in conformity with generally accepted accounting principles in the United States (U.S. GAAP), in accordance with the criteria set forth in Statement of Financial Accounting Standards 52 (SFAS 52).

As from July 1, 1997, the Brazilian economy had ceased to be highly inflationary so the functional currency (U.S. dollars) was changed to the local currency (Brazilian reais).

The accompanying financial statements stated in U.S. dollars have been translated at the official exchange rate prevailing at March 31, 1999 (R$1.7220 to US$1.00) and March 31, 1998 (R$1.1374 to US$1.00). The criteria for translating the revenue and expense accounts are the average rates prevailing during the period. The gain or loss resulting from this translation process is included in the Cumulative Translation Adjustment component of stockholders' equity.

The unaudited financial statements as of March 31, 1999 and 1998 include, in the opinion of the management, all adjustments (which are of a normal reviewing nature) necessary for fair presentation thereof. The results of operations for the three-month period ended March 31, 1999 are not necessarily indicative of the results for the full fiscal year ending December 31, 1999.

3. SIGNIFICANT ACCOUNTING POLICIES


The significant accounting policies followed in the preparation and presentation of the financial statements are summarized as follows:

       a.  Cash and banks are stated at cost.

       b. Short-term investments are stated at cost plus income accrued to the balance sheet date.

       c. Assets and liabilities to be realized or paid within 12 months following the balance sheet dates are classified as current assets and current liabilities, respectively.

       d. Property, plant and equipment are stated at cost of purchase or construction less accumulated depreciation. Depreciation is calculated using the straight-line method. The annual rates used take into consideration the estimated useful lives of the assets.

       e. Revenues, costs and expenses are recognized on the accrual basis. The Company's revenues are derived from the sale of advertisements. Advertising revenues are recognized ratably in the period in which the advertisement is displayed, provided that no significant Company obligations remain outstanding and collection of the resulting receivable is probable.

       f. Accrued salaries are fully accrued liabilities for future compensation to employees for vacations vested during the year.

       g. The Company pays the corporate income tax and social contribution on profits based on the Presumed Profit Computation. Such method consists, basically, of the calculation of the above taxes through the calculation of 32% and 12%, respectively, on the revenues of the Company. On this amount, called Presumed Profits, the income tax, at the rate of 25% plus surtax of 10%, and the social contribution, at the rate of 8%, apply.


4. SHORT-TERM INVESTMENTS


As of March 31, 1999 and 1998, short-term investments were comprised of financial investment fund - fixed income, denominated in Brazilian reais at Banco Brasileiro de Descontos - BRADESCO, at the total amount of US$216,091 and US$112,437, respectively.

5. ACCOUNTS RECEIVABLE


Accounts receivable were comprised of:

                                                          1999         1998
                                                         ------       ------
        Centrais Eletricas Brasileiras S.A.              13,141          -
        Itanet Itamarati On Line Ltda.                   11,614          -
        Petroleo Brasileiro S.A.                         20,014          -
        Souza Cruz S.A.                                   9,292          -
        Wild Tecnologies do Brasil                         -           4,396
        STI Sao Paulo On Line                              -           3,681
        Unisys do Brasil Ltda.                             -           3,077
        Others                                           41,114       31,182
                                                         ------       ------
                                                         95,175       42,336
        Allowance for doubtful accounts                  (7,021)         -
                                                         ------       ------
                                                         88,154       42,336
                                                         ------       ------
                                                         ------       ------

6. PROPERTY, PLANT AND EQUIPMENT


Property, plant and equipment were comprised of:

                                     Annual rate of
                                      depreciation
                                         (%)                 1999          1998
                                     --------------          ----          ----
Computer equipment                         20               91,973        35,754
Furniture and fixtures                  10 to 20             9,454         5,561
Telephone lines                             -                1,626         -
                                                           -------        ------
                                                           103,053        41,315
Accumulated depreciation                                   (10,747)       (6,484)
                                                           -------        ------
                                                            92,306        34,831
                                                           -------        ------
                                                           -------        ------

7. ACCOUNTS PAYABLE


Accounts payable were comprised of:

                                                                         1999             1998
                                                                      ----------          ----
        MM Eventos                                                        3,213            -
        Bradesco Saude                                                    1,634            -
        RM Cine e Video Ltda.                                             2,613            -
        Fund. Parque de Alta Tecnologia de Petropolis                     3,194           2,417
        Others                                                            9,254              81
                                                                         ------           -----
                                                                         19,908           2,498
                                                                         ------           -----
                                                                         ------           -----

8. ACCRUED PAYROLL AND INCOME TAXES


Accrued payroll and income taxes were comprised of:

                                                                            Rate
                                                                             (%)            1999         1998
                                                                            ----           ------       ------
        Government Severance Indemnity Fund for
             Employees - FGTS                                                 8             1,129          270
        National Institute of Social Security - INSS                        27.8            5,513        2,232
        Income and Tax Withholdings Return - IRRF                                               9          953
                                                                                           ------       ------
                  Total of accrued payroll taxes                                            6,651        3,455
                                                                                           ------       ------

        Tax on gross revenue                                                 4.8             -           5,015
        Social contribution                                                 0.96             -             813
        Service Tax - ISS                                                     3             3,570        2,540
        Tax for Social Security Financing - COFINS                            3             3,570        1,692
        Employees' Profit Participation Program - PIS                       0.65              772          550
                                                                                           ------       ------
                  Total of accrued income taxes                                             7,912       10,610
                                                                                           ------       ------
                                                                                           14,563       14,065
                                                                                           ------       ------
                                                                                           ------       ------

9. CAPITAL STOCK


As of March 31, capital stock is fully paid-in and is comprised of 110,000 and 60,000 quotas, in 1999 and 1998, respectively, as follows:

                                                                 1999              1998
                                                                ------            ------

      Gustavo Guillermo Viberti                                 23,760             15,600
      Fabio Goncalves de Oliveira                               23,760             13,200
      Guillermo Jose Viberti                                    21,780             13,200
      Carlos Augusto Saade Montenegro                            9,900              -
      Luiz Paulo Saade Montenegro                                9,900              9,000
      Jose Caetano Paula de Lacerda                              9,900              4,500
      ROTHKO - Empreendimentos
            Participacoes e Assessoria Ltda.                    11,000              -
      Marcos Spinola Montenegro                                 -                   4,500
                                                               -------             ------
                                                               110,000             60,000
                                                               -------             ------
                                                               -------             ------

10. RELEVANT ISSUE


On January 13, 1999, the Brazilian Central Bank changed its exchange policy, discontinuing the so-called exchange band through which it controlled the real fluctuation margin in relation to the U.S. dollar; therefore, the exchange rate was freely negotiated at the market. As a consequence of such change, the real had devalued in relation to the U.S. dollar, from R$1.2087 per U.S. dollar at December 31, 1998 to R$1.7597 per U.S. dollar at June 10, 1999. At this moment, it is still not possible to determine if the U.S. dollar quotation will remain at this level and its impact on the Company's transactions and financial position.


11. SUBSEQUENT EVENT


On April 13, 1999 the stockholders' entered into an agreement with StarMedia Network Inc., an U.S. corporation, and sold all the outstanding equity interest.



                             * * * * * * * * * * * *

(b) PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                             STARMEDIA NETWORK, INC.
                             PRO FORMA BALANCE SHEET
                                 MARCH 31, 1999
                                   (UNAUDITED)

                                                                                  INITIAL
                                                  STARMEDIA   STRATEGIC     PUBLIC     KD SISTEMAS                PRO FORMA
                                                 HISTORICAL   INVESTMENT    OFFERING    HISTORICAL  ADJUSTMENTS  CONSOLIDATED
                                                 -----------  -----------   ---------  -----------  -----------  -------------
                                   ASSETS
Current Assets:
  Cash and cash equivalents and short
   term investments                              $40,588,000  $41,000,000  $111,034,000   $248,000   $(5,250,000)  $187,620,000
  Accounts receivable, net                           973,000                                88,000                    1,061,000
  Other current assets                             2,241,000                                                          2,241,000
                                                 ------------------------------------------------------------------------------
Total current assets                              43,802,000   41,000,000   111,034,000    336,000    (5,250,000)   190,922,000

Fixed assets, net                                  7,308,000                                92,000                    7,400,000
Intangible assets, net                               492,000                                                            492,000
Goodwill, net                                        920,000                                           5,764,000      6,684,000
Other assets                                       1,367,000                   (811,000)                                556,000
                                                 ------------------------------------------------------------------------------
                                                 $53,889,000  $41,000,000  $110,223,000   $428,000   $   514,000   $206,054,000
                                                 ==============================================================================


               LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY


Current liabilities:
  Accounts payable                              $  3,732,000  $            $              $ 20,000   $             $ 3,752,000
  Accrued liabilities                              6,845,000                   (575,000)    32,000                   6,302,000
  Loan payable, current portion                    1,085,000                                                         1,085,000
  Capital lease obligations, current portion         166,000                                                           166,000
  Deferred payment for acquisition                                                                      890,000        890,000
  Deferred revenue                                   591,000                                                           591,000
                                                ------------------------------------------------------------------------------
       Total current liabilities                  12,419,000            -      (575,000)    52,000      890,000     12,786,000

Deferred rent, other long term liabilities           126,000                                                           126,000
Loan payable, long term                            2,541,000                                                         2,541,000


Preferred stock, authorized 60,000,000 shares:
  Series A Redeemable Convertible Preferred
    Stock, $.001 par value, 7,330,000
    shares authorized, 7,330,000 shares issued
    and outstanding stated at liquidation value,
    net of related expenses                        4,311,000                 (4,311,000)                                    -


Series B Redeemable Convertible Preferred Stock,
  $.001 par value, 8,000,000 shares authorized,
  8,000,000 shares issued and outstanding
  stated at liquidation value, net of related
   expenses                                       13,246,000                (13,246,000)                                    -


Series C Redeemable Convertible Preferred Stock,
  $.001 par value, 16,666,667 shares authorized,
  16,666,667 shares issued and outstanding stated
  at liquidation value, net of related expenses   81,478,000                (81,478,000)                                    -

Stockholders' (deficit) equity
  Common stock, $.001 par value, 100,000,000 shares
    authorized, 10,427,000 shares issued and
    outstanding at March 31, 1999 and
    54,350,031 shares outstanding on a
    pro forma basis                                   10,000        4,000        40,000    103,000      (103,000)       54,000
Additional paid-in capital                        24,185,000   40,996,000   209,793,000                            274,974,000
Deferred compensation                            (11,854,000)                                                      (11,854,000)
Other comprehensive loss                            (218,000)                             (165,000)      165,000      (218,000)
Accumulated deficit                              (72,355,000)                              438,000      (438,000)  (72,355,000)
                                                ------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY             (60,232,000)  41,000,000   209,833,000    376,000      (376,000)  190,601,000
                                                ==============================================================================
Total liabilities and stockholders'
 equity                                          $53,889,000  $41,000,000  $110,223,000   $428,000    $  514,000  $206,054,000
                                                ==============================================================================

                             STARMEDIA NETWORK, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1999
                                   (UNAUDITED)


                                                                 STARMEDIA        KD SISTEMAS                         PRO FORMA
                                                                 HISTORICAL       HISTORICAL       ADJUSTMENTS       CONSOLIDATED
                                                                 ----------       ----------       -----------       -------------
 Revenues                                                        $ 1,541,000        $224,000          $(36,000)(a)    $  1,729,000

Operating expenses:
        Product and technology development                         3,562,000          58,000             24,000 (d)      3,644,000
        Sales and marketing                                        9,657,000         106,000            (99,000)(a),(d)  9,664,000
        General and administrative                                 2,410,000                             38,000 (d)      2,448,000
        Depreciation and amortization                                467,000                            481,000 (b),(d)    948,000
        Stock-based compensation expense                           1,417,000                                             1,417,000
                                                               -------------------------------------------------------------------
        Total operating expenses                                  17,513,000         164,000             444,000        18,121,000

                                                               -------------------------------------------------------------------
Net (loss) income from operations                               $(15,972,000)         60,000            (480,000)      (16,392,000)

Interest income, net                                                421,000           11,000                               432,000

                                                               -------------------------------------------------------------------
Net (loss) income before income tax                             (15,551,000)          71,000            (480,000)     $(15,960,000)

Provision for income tax                                               --            (35,000)                              (35,000)

                                                               -------------------------------------------------------------------
Net (loss) income                                               $(15,551,000)       $ 36,000          $ (480,000)     $(15,995,000)

                                                               -------------------------------------------------------------------
                                                               -------------------------------------------------------------------
Pro forma basic and diluted net loss per common share (c)       $     (0.37)                                          $      (0.38)
                                                                ------------------------------------------------------------------
                                                                ------------------------------------------------------------------
Number of shares used in computing pro forma basic
and diluted net loss per share (c)                               42,406,167                                             42,406,167
                                                                ------------------------------------------------------------------
                                                                ------------------------------------------------------------------

                             STARMEDIA NETWORK, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                   (UNAUDITED)





                                                STARMEDIA     KD SISTEMAS                        PRO FORMA
                                                HISTORICAL     HISTORICAL    ADJUSTMENTS        CONSOLIDATED
                                                ----------     ----------    -----------        ------------
Revenues                                       $ 5,329,000     $1,083,000     $ (100,000)(a)     $  6,312,000

Operating expenses:
  Product and technology development             6,816,000        273,000         78,000 (d)        7,167,000
  Sales and marketing                           29,274,000        404,000       (342,000)(a),(d)   29,336,000
  General and administrative                     4,600,000                       155,000 (d)        4,755,000
  Depreciation and amortization                    774,000                     1,930,000 (b),(d)    2,704,000
  Stock-based compensation expense              10,421,000                                         10,421,000
                                              ---------------------------------------------------------------
  Total operating expenses                      51,885,000        677,000      1,821,000           54,383,000

                                              ---------------------------------------------------------------
Net (loss) income from operations              (46,556,000)       406,000     (1,921,000)         (48,071,000)

Interest income, net                               670,000         17,000                             687,000

                                              ---------------------------------------------------------------
Net (loss) income before income tax            (45,886,000)       423,000     (1,921,000)         (47,420,000)

Provision for income tax                                 -        (83,000)                            (83,000)

                                              ---------------------------------------------------------------
Net (loss) income                             $(45,886,000)    $  340,000    $(1,921,000)        $(47,467,000)
                                              ===============================================================
Pro forma basic and diluted net loss
  per common share (c)                             $ (1.09)                                           $ (1.12)
                                              ===============================================================

Number of shares used in computing pro forma
  basic and diluted net loss per share (c)      42,198,667                                         42,198,667
                                              ===============================================================



NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

For purposes of determining the pro forma effect of the KD Sistemas acquisition on the balance sheet at March 31, 1999, the goodwill is calculated as follows:

Cash consideration paid                                  $5,000,000
Deferred payments                                           890,000
Expenses of acquisition                                     250,000
                                                         ----------
Total consideration                                       6,140,000

Fair value of net tangible assets acquired                  376,000
                                                         ----------
Goodwill                                                 $5,764,000
                                                         ==========

For purposes of determining the pro forma effects of the KD Acquisition on the statement of operations for the year ended December 31, 1998 and the three months ended March, 31, 1999, the following pro forma adjustments have been made:

                                                        Year ended             Three months ended
                                                     December 31, 1998           March 31, 1999
                                                     -----------------           --------------
(a)      Revenues                                         $(100,000)                $(36,000)
         Sales and marketing                               (100,000)                 (36,000)
                                                          ---------                 --------
         Net (loss) income from operations                        -                        -
                                                          =========                 ========

To eliminate the inter-company revenue of KD Sistemas earned from the Company.


(b)      Amortization of goodwill                        $1,921,000                 $480,000
                                                         ==========                 ========

Amortization expense of the goodwill over 3 years.

(c)      In conjunction with the Company's initial public offering, all outstanding shares of Series A, B and C Redeemable Convertible Preferred Stock automatically converted into Common Stock on a one for one basis. Accordingly, the effect of the conversions have been reflected in the computation of pro forma basic and diluted net loss per common share.


(d)      Product and technology development              $  78,000                $ 24,000
         Sales and marketing                              (242,000)                (63,000)
         General and amortization                          155,000                  38,000
         Depreciation and amortization                       9,000                   1,000
                                                         ---------                --------
                                                                 -                       -
                                                         =========                ========

To reclass KD Sistemas historical operating expenses to conform to StarMedia historical presentation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STARMEDIA NETWORK, INC.
                                        -----------------------------------
                                        (Registrant)


                                        By:    /s/ Steven J. Heller
                                               ----------------------------
                                        Name:  Steven J. Heller
                                        Title: Chief Financial Officer

                                        Dated: June 25, 1999